Filed Pursuant to Rule 424(b)(2)
Registration No. 333-223223

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Class A common stock, par value $0.01 per share	15,870,000	$14.50	$230,115,000	$29,869

(1)	Includes 2,070,000 shares of Class A common stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on February 26, 2018 (File No. 333-223223) was deferred pursuant to rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Prospectus supplement

(To prospectus dated February 26, 2018)

13,800,000 shares

Class A common stock

We are offering 13,800,000 shares of our Class A common stock, par value $0.01 per share.

Our Class A common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “NMIH.” On June 2, 2020, the last reported sale price of our Class A common stock as reported on Nasdaq was $16.01 per share.

	Per share	Total(1)

Public offering price	$14.5000	$200,100,000

Underwriting discounts and commissions(2)	$0.6525	$9,004,500

Proceeds, before expenses, to us	$13.8475	$191,095,500

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.

(2)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to an additional 2,070,000 shares of our Class A common stock from us, at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

Prior to the filing of this prospectus supplement, we announced our intention to conduct a private offering for senior secured notes (the “Notes”), referred to herein as the “Notes Offering,” subject to market and other conditions. The Notes issued under the Notes Offering will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act (as defined herein) and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The closing of this offering of our Class A common stock is not conditioned upon the closing of the Notes Offering, and the closing of the Notes Offering is not conditioned upon the closing of this offering of our Class A common stock, and there can be no assurance that we will complete the Notes Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Notes Offering. See “Prospectus Supplement Summary—Notes Offering.”

Investing in our Class  A common stock involves risks. See “Risk factors” beginning on page S-6 of this prospectus supplement and page 5 of the accompanying prospectus, as well as beginning on page 26 of our most recent Annual Report on Form 10-K and as beginning on page 56 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each incorporated by reference in this prospectus and the accompanying prospectus.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Class A common stock to purchasers against payment therefor on or about June 8, 2020.

Bookrunners

J.P. Morgan	Goldman Sachs & Co. LLC

Citigroup	Credit Suisse	Deutsche Bank Securities
RBC Capital Markets		SunTrust Robinson Humphrey

Co-Managers

B. Riley FBR	BTIG	Compass Point

The date of this prospectus supplement is June 3, 2020.

Table of contents

Prospectus supplement

S-i

About this prospectus supplement

We have not authorized anyone to provide any information other than that contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different or inconsistent information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document incorporated by reference herein or therein, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our Class A common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

S-ii

Prospectus supplement summary

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all the information that may be important to you. Therefore, you should also read the more detailed information set forth in this prospectus supplement and the accompanying prospectus, our financial statements and documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our Class A common stock. You should carefully read the section titled “Risk factors” in this prospectus supplement and the documents identified in the sections “Where you can find more information” and “Incorporation of certain information by reference.” Unless we indicate otherwise, the words “we,” “our,” “us,” “NMIH” and the “Company” refer to NMI Holdings, Inc. or NMI Holdings, Inc. and its subsidiaries.

NMI Holdings, Inc.

We provide mortgage insurance (referred to as “mortgage insurance” or “MI”) through our wholly owned insurance subsidiaries, National Mortgage Insurance Corporation (“NMIC”) and National Mortgage Reinsurance Inc One (“Re One”). NMIC and Re One are domiciled in Wisconsin and principally regulated by the Wisconsin Office of the Commissioner of Insurance (“Wisconsin OCI”). NMIC is our primary insurance subsidiary, and is approved as an MI provider by Fannie Mae and Freddie Mac (the “GSEs”) and is licensed to write MI coverage in all 50 states and D.C. Re One provides reinsurance to NMIC on certain insured loans after giving effect to third-party reinsurance. Our subsidiary, NMI Services, Inc. (“NMIS”), provides outsourced loan review services to mortgage loan originators.

MI protects lenders and investors from default-related losses on a portion of the unpaid principal balance of a covered mortgage. MI plays a critical role in the U.S. housing market by mitigating mortgage credit risk and facilitating the secondary market sale of high loan-to-value (“LTV”) (i.e., above 80%) residential loans to the GSEs, who are otherwise restricted by their charters from purchasing or guaranteeing high-LTV mortgages that are not covered by certain credit protections. Such credit protection and secondary market sales allow lenders to increase their capacity for mortgage commitments and expand financing access to existing and prospective homeowners.

NMI Holdings, Inc. (“NMIH”), a Delaware corporation, was incorporated in May 2011, and we began start-up operations in 2012 and wrote our first MI policy in 2013. Since formation, we have sought to establish customer relationships with a broad group of mortgage lenders and build a diversified, high-quality insured portfolio. As of March 31, 2020, we had master policies with 1,501 customers, including national and regional mortgage banks, money center banks, credit unions, community banks, builder-owned mortgage lenders, internet-sourced lenders and other non-bank lenders. As of March 31, 2020, we had $101.0 billion of total insurance-in-force (“IIF”), including primary IIF of $98.5 billion, and $25.3 billion of gross risk-in-force (“RIF”), including primary RIF of $25.2 billion. For the twelve months ended March 31, 2020, we generated new insurance written (“NIW”) of $49.5 billion. As of March 31, 2020, we had 327 full- and part-time employees.

We believe that our success in acquiring a large and diverse group of lender customers and growing a portfolio of high-quality IIF traces to our founding principles, whereby we aim to help qualified individuals achieve their homeownership goals, ensure that we remain a strong and credible counter-party, deliver a unique customer service experience, establish a differentiated risk management approach that emphasizes the individual underwriting review or validation of the vast majority of the loans we insure, utilize our proprietary Rate GPSSM pricing platform to dynamically evaluate risk and price our policies, and foster a culture of collaboration and excellence that helps us attract and retain experienced industry leaders.

Our principal executive offices are located at 2100 Powell Street, Emeryville, California 94608, and our telephone number is (855) 530-6642. Our website is located at www.nationalmi.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

Notes offering

Prior to the filing of this prospectus supplement, we announced our intention to conduct the Notes Offering, to provide us with an additional source of liquidity. The Notes issued under the Notes Offering will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes issued under the Notes Offering will not be registered under the Securities Act, and may not be offered or sold in the United States without registration under the Securities Act or pursuant to an applicable exemption from such registration requirements.

If the Notes Offering is consummated, we intend to use the net proceeds from such offering (i) to repay amounts outstanding under our existing secured term loan facility (the “Existing Secured Term Loan Facility”) under our credit agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Agreement”), and (ii) for general corporate purposes, including potential capital contributions to support the growth of new business production and operations of our subsidiaries.

Any Notes issued in the Notes Offering will rank senior to our Class A common stock. The amount and terms and conditions of any Notes will, however, be subject to market and other conditions, and there can be no assurance that we will be able to issue any Notes in the amount or on terms and conditions acceptable to us, or that the Notes Offering will be completed on the anticipated time frame, or at all. The closing of this offering of Class A common stock is not conditioned upon the closing of the Notes Offering and the closing of the Notes Offering is not conditioned upon the closing of this offering of Class A common stock. The Notes Offering is being made by means of a separate offering memorandum, and nothing contained in this prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Notes Offering. See “Risk Factors—Risks related to this offering and ownership of our Class A common stock—This offering of Class A common stock is not conditioned on the consummation of the Notes Offering.”

Recent developments

New quota-share reinsurance arrangement

On June 1, 2020, we announced that NMIC, our wholly-owned insurance subsidiary, has entered into a new quota share reinsurance arrangement, subject to customary approvals, with a broad panel of highly rated reinsurers.

Under the new agreement, NMIC will cede, subject to certain limitations, exclusions, and conditions, 10.5% of its primary NIW for the period from April 1, 2020 through December 31, 2020. The ceded percentage may be increased with additions to the reinsurance panel. NMIC will receive a ceding commission equal to 20% of ceded premiums, as well as a profit commission of up to 50% of ceded premiums, reduced by any losses ceded under the agreement.

Monthly operating statistics for May 2020

At May 31, 2020, we reported 2,265 loans in default and a default ratio of 0.61%. A loan is considered to be in default when a borrower has missed two or more consecutive monthly payments. Generally, our master policies require our insureds to first notify us after a borrower has missed two consecutive loan payments (an “NOD”). We only include a loan in our default population and establish loss reserves for such loan when we receive a “60-day NOD.” A “60-day NOD” is an NOD we receive after the 60th day (given a 30 day calendar month) and prior to the 90th day following the first missed payment on a loan, confirming that the loan has not cured and has in fact been in a sustained default status for at least 60 days. Consequently, it will have been at least two months since an initial missed payment before an insured loan will be included in our default population. Default ratio is calculated as total loans in default divided by total policies currently in force.

	Default activity as of:
	3/31/2020	4/30/2020	5/31/2020
Number of loans in default	1,449	1,610	2,265
Default rate	0.38%	0.43%	0.61%

	New insurance written during:
	Quarter ended 3/31/2020	Month ended 4/30/2020	Month ended 5/31/2020

Weighted average composition
FICO	757	762	762
Loan-to-value (LTV)	91.3%	90.8%	90.4%
Debt-to-income (DTI)	34.4%	33.4%	33.2%

In-focus risk segments
95.01-97.0% LTV	6.4%	6.1%	3.6%
<680 FICO	1.9%	1.2%	0.8%
>45% DTI	10.3%	8.2%	6.7%
Layered risk(1)	0.2%	0.1%	0.1%

(1)	Layered risk includes loans with more than one in-focus risk factor

The information concerning our default inventory is compiled from reports received from loan servicers and can be influenced by, among other things, the date on which a servicer generates its report, the number of business days in a month, and transfers of servicing rights between loan servicers. We expect that we will see a significant increase in our default population going forward as borrowers face challenges related to the COVID-19 outbreak and benefit from the forbearance program for federally backed loans codified under the CARES Act or other programs made available by private lenders.

The offering

The following contains summary information about the Class A common stock and this offering and is not intended to be complete. It does not contain all the information that you should consider before deciding whether to invest in the Class A common stock.

Issuer	NMI Holdings, Inc., a Delaware corporation.

Class A common stock we are offering	13,800,000 shares (15,870,000 shares if the underwriters exercise their option to purchase additional shares in full)

Class A common stock to be outstanding after this offering	82,674,476 shares (84,744,476 shares if the underwriters exercise their option to purchase additional shares in full), based on 68,874,476 shares of Class A common stock outstanding as of May 4, 2020. Shares outstanding do not include (i) 321,186 shares issuable upon exercise of outstanding warrants to purchase Class A common stock at an exercise price of $10.00 per share, (ii) 1,838,534 shares issuable upon exercise of outstanding options to purchase Class A common stock at a weighted-average exercise price of $13.18 per share, (iii) 1,084,580 shares of Class A common stock underlying outstanding restricted stock units and (iv) 2,293,151 shares of Class A common stock reserved for issuance under our equity incentive plans.

Public offering price per share	$14.50

Nasdaq Global Market Symbol	”NMIH”

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $190,952,396, or approximately $219,701,759 if the underwriters exercise their option to purchase additional shares in full, in each case after deducting estimated expenses and underwriting discounts and commissions payable by us.

We intend to use the net proceeds of this offering of Class A common stock for general corporate purposes, including potential capital contributions to support the growth of new business production and operations of our subsidiaries.

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 5 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the Class A common stock.

Notes Offering

Prior to the filing of this prospectus supplement, we announced our intention to conduct the Notes Offering, to provide us with an additional source of liquidity. The Notes issued under the Notes Offering will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United

States pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. Any Notes issued in the Notes Offering will rank senior to our Class A common stock. The amount and terms and conditions of any Notes will, however, be subject to market and other conditions, and there can be no assurance that we will be able to issue any Notes in the amount or on terms and conditions acceptable to us, or that the Notes Offering will be completed on the anticipated time frame, or at all. The closing of this offering of Class A common stock is not conditioned upon the closing of the Notes Offering and the closing of the Notes Offering is not conditioned upon the closing of this offering of Class A common stock.

The Notes Offering is being made by means of a separate offering memorandum, and nothing contained in this prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Notes Offering. See “Risk Factors—Risks related to this offering and ownership of our Class A common stock—This offering of Class A common stock is not conditioned on the consummation of the Notes Offering.”

Risk factors

Investing in shares of our Class A common stock involves risks, including the risks described below. You should carefully consider the following information about these risks, together with the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus before purchasing shares of our Class A common stock. The risks that we have highlighted here are not the only ones that we face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. In addition, there are risks beyond our control. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline, and you could lose all or part of your investment. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other documents that we subsequently filed with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Risks related to this offering and ownership of our Class A common stock

Our holding company structure and certain regulatory and other constraints could affect our ability to satisfy our obligations and potentially require us to raise more capital.

NMIH serves as the holding company for our operating subsidiaries and does not have any significant operations of its own. NMIH’s principal source of operating cash is investment income, and could in the future include dividends from NMIC, if available and permitted under law or by state insurance regulators. In addition, NMIH currently receives cash from our insurance subsidiaries, consisting of payments made under our tax and expense-sharing arrangements. The expense-sharing arrangements between us and our subsidiaries, as amended, have been approved by the Wisconsin OCI, but such approval may be revoked at any time. NMIH depends on these sources of liquidity to make principal and interest payments under its current debt arrangements and to pay certain corporate expenses and income taxes, among other things. If payments to NMIH were curtailed or limited, there is a risk that NMIH would be unable to satisfy its financial obligations.

Our dividend income is limited to upstream dividend payments from our subsidiaries. With respect to our insurance subsidiaries, under Wisconsin law, dividends in excess of prescribed limits are deemed “extraordinary” and require approval of the Wisconsin OCI. Other states in which our insurance subsidiaries are licensed also limit or restrict their ability to pay dividends. It is possible that Wisconsin and other states that have dividend restrictions will adopt revised statutory provisions or interpretations of existing statutory provisions that could be more restrictive than those currently in effect or will otherwise take actions that may further restrict the ability of our insurance subsidiaries to pay dividends or make distributions or returns of capital. In addition, under the private mortgage insurer eligibility requirements (PMIERs), if an approved insurer fails to meet the PMIERs financial requirements, such approved insurer may not pay dividends without the prior approval of the GSEs.

In addition, to support NMIC’s future growth, we could be required to provide additional capital support for NMIC if additional capital is required by the GSEs or pursuant to insurance laws and regulations. If we were unable to meet our obligations, NMIC could lose GSE approval and/or be required to cease writing business in one or more states, which would adversely impact our business, financial condition and operating results.

To the extent that the funds generated from investment income or by our ongoing operations and capitalization are insufficient to fund future operating requirements, we may need to raise additional funds through future financing activities, including through the issuance of additional debt, equity, or a combination of both, reduce our RIF, including through additional reinsurance, or curtail our growth and reduce our expenses. NMIH’s future capital requirements depend on many factors, including NMIC’s ability to successfully write new business, establish premium rates at levels sufficient to cover claims and operating costs and meet minimum required asset thresholds under the PMIERs. We can give no assurance that our efforts to raise capital, obtain additional reinsurance or otherwise reduce our RIF would be successful. If we cannot obtain adequate capital, our business, financial condition and operating results could be adversely affected.

Our current credit ratings may adversely affect our ability to access capital and the cost of such capital, which could have a material adverse effect on our business, financial condition and operating results.

Our current issuer credit and debt ratings are below investment grade. Our current credit ratings, or any future negative actions the credit agencies may take, could affect our ability to access the reinsurance, credit and capital markets in the future and could lead to worsened trade terms and adversely affect the cost. An inability to access reinsurance, capital and credit markets when needed to continue to grow our business, refinance our existing debt or raise new debt or equity could have a material adverse effect on our business, financial condition, operating results and liquidity.

We do not anticipate paying any dividends on our Class A common stock in the near future.

We have not declared or paid dividends in the past, and we do not expect to pay dividends in the near future. We currently intend to retain all of our earnings, if any, to fund our growth. As a result, only appreciation in the price of our Class A common stock, which may not occur, will provide a return to investors. Any future declaration and payment of dividends by our Board of Directors (our “Board”) will depend on many factors, including general economic and business conditions, our strategic plans, our financial results and condition, legal requirements and other factors that our Board deems relevant. In addition, we may enter into additional credit agreements or other debt arrangements in the future that could restrict our ability to declare or pay cash dividends on our Class A common stock.

The market price of our Class A common stock may be volatile, which could cause the value of an investment in our Class A common stock to decline.

The market price of our Class A common stock may fluctuate substantially and be highly volatile, which may make it difficult for stockholders to sell their shares of our Class A common stock at the volume, prices and times desired. There are many factors that impact the market price of our Class A common stock, including, without limitation:

•	general market conditions, including price levels and volume and changes in interest rates;

•	national, regional and local economic or business conditions;

•	the effects of, and changes in, trade, tax, monetary and fiscal policies, including the interest rate policies of the Federal Reserve;

•	changes in U.S. housing and housing finance policy, including changes to the GSEs and the role of government MIs;

•	our actual or projected financial condition, liquidity, operating results, cash flows and capital levels;

•	changes in, or failure to meet, our publicly disclosed expectations as to our future financial and operating performance;

•

publication of research reports about us, our competitors or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

•	market valuations, as well as the financial and operating performance and prospects, of similar companies;

•	future issuances or sales, or anticipated issuances or sales, of our Class A common stock or other securities convertible into or exchangeable or exercisable for our Class A common stock;

•	additional indebtedness we may incur in the future;

•	expenses incurred in connection with changes in our stock price, such as changes in the value of the liability reflected on our financial statements associated with outstanding warrants;

•	the potential failure to establish and maintain effective internal controls over financial reporting;

•	additions or departures of key personnel and management;

•	our failure to satisfy the continued listing requirements of the NASDAQ; and

•	our failure to comply with the Sarbanes-Oxley Act of 2002.

The stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of particular companies. These types of broad market fluctuations may adversely affect the trading price of our Class A common stock. In the past, stockholders of certain companies other than NMIH have sometimes instituted securities class action litigation against such companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources and harm our business or operating results.

The market price of our Class A common stock could decline due to the large number of outstanding shares of our Class A common stock eligible for future sale, and future issuances of our Class A common stock may depress our share price and dilute the book value of our Class A common stock.

As of May 4, 2020, we had 68,874,476 shares of our Class A common stock issued and outstanding. Sales of substantial amounts of our Class A common stock in the public market in the future, or the perception that these sales could occur, could cause the market price of our Class A common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and place that we deem appropriate.

In addition, we have filed registration statements on Form S-8 under the Securities Act to register an aggregate of 5.5 million shares of our Class A common stock for issuance under our 2012 Stock Incentive Plan (“2012 Plan”) and an aggregate of 6 million shares of our Class A common stock for issuance under our Amended and Restated 2014 Omnibus Incentive Plan (“2014 Plan”, and together with the 2012 Plan, the “Stock Plans”). Any shares issued under our Stock Plans, including as a result of the exercise of stock options, would dilute the percentage ownership held by investors who purchase our shares prior to such issuance.

We have the authority, without action or vote of our stockholders except as required under Nasdaq rules, to issue all or any part of our authorized but unissued shares of common stock, including shares that may be issued to satisfy our obligations under our Stock Plans, and securities and instruments that are convertible into shares of our Class A common stock. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our Class A common stock and might dilute the book value of our Class A common stock or result in a decrease in the per share price of our Class A common stock.

Our Class A common stock is subordinate to our existing and future indebtedness, including any Notes issued in the Notes Offering if consummated.

Shares of our Class A common stock are equity interests and do not constitute indebtedness of NMIH. This means that shares of our Class A common stock rank junior to all our existing and future indebtedness, including any Notes issued in the Notes Offering if consummated (as further described under “Prospectus Supplement Summary—Notes Offering”), and our other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation.

Future issuance of debt or preferred stock, which would rank senior to our Class A common stock upon our liquidation, may adversely affect the market value of our Class A common stock.

In the future, we may attempt to increase our capital resources by issuing additional debt, including bank debt, commercial paper, medium-term notes, senior or subordinated notes (including the Notes Offering referred to in “The Offering—Notes Offering”) or classes of shares of preferred stock. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that would limit amounts available for distribution to holders of shares of our Class A common stock. Accordingly, in the event of our liquidation, holders of our debt securities and preferred stock and lenders with respect to our outstanding term loan or other future borrowings, if any, would receive a distribution of our available assets prior to the holders of shares of our Class A common stock. Any decision to issue debt or preferred stock in the future will depend on market conditions and other factors, some of which will be beyond our control. We cannot predict or estimate the amount, timing or nature of such future issuances. Holders of our Class A common stock bear the risk of such future issuances of debt or preferred stock reducing the market value of our Class A common stock.

Provisions contained in our organizational documents, as well as provisions of Delaware law and Wisconsin insurance law, could delay or prevent a change of control of us, which could adversely affect the price of shares of our Class A common stock.

Our certificate of incorporation and bylaws and Delaware law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board. Our corporate governance documents include provisions that:

•	provide that special meetings of our stockholders generally can only be called by the chairman of the Board or the president or by resolution of the Board;

•

provide our Board the ability to issue undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may grant preferred holders voting, special approval, dividend or other rights or preferences superior to the rights of the holder of common stock;

•	provide our Board the ability to issue common stock and warrants within the amount of authorized capital;

•

provide that, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders; and

•

provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, generally must provide timely advance notice of their intent in writing and certain other information not less than 90 days nor more than 120 days prior to the meeting.

These provisions, alone or together, could delay hostile takeovers and changes of control of the Company or changes in our management. Additionally, cumulative voting in the election of our directors in not allowed.

As a Delaware corporation, we are also subject to anti-takeover provisions of Delaware law, including Section 203 of The Delaware General Corporation Law, which, subject to certain exceptions, prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the board of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (iii) on or subsequent to such time the business combination is approved by the board of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

In addition, Wisconsin’s insurance laws and regulations generally provide that no person may acquire control of us unless the transaction in which control is acquired has been approved by the Wisconsin OCI. The regulations provide for a rebuttable presumption of control when a person owns or has the right to vote more than 10% of our voting securities. In addition, the insurance laws and regulations of other states in which NMIC and/or Re One are licensed insurers require notification to the state’s insurance department a specified period before a person acquires control of us. If regulators in these states disapprove the change of control, our licenses to conduct business in the disapproving states could be terminated.

Any provision of our certificate of incorporation or bylaws or Delaware law or under the Wisconsin insurance regulations that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of common stock, and could also affect the price that some investors are willing to pay for shares of our Class A common stock.

Our management has broad discretion over the use of proceeds from this offering.

Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we have indicated that we intend to use the net proceeds of this offering of Class A common stock for general corporate purposes, including potential capital contributions to support the growth of new business production and operations of our subsidiaries, our management retains significant discretion with respect to the use of proceeds, which use of proceeds may not generate a favorable return for us. See “Use of Proceeds.” You may not agree with the ways we decide to use the proceeds of this offering, and our use of the proceeds may not generate profitable or advantageous returns.

This offering of Class A common stock is not conditioned on the consummation of the Notes Offering.

Prior to the filing of this prospectus supplement, we announced our intention to conduct the Notes Offering, to provide us with an additional source of liquidity. The Notes issued under the Notes Offering will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The consummation of this offering of Class A common stock and the consummation of the Notes Offering are not conditioned upon one another. The amount and terms and conditions of any Notes will, however, be subject to market and other conditions, and there can be no assurance that we will be able to issue any Notes in the amount or on terms and conditions acceptable to us, or that the Notes Offering will be completed on the anticipated time frame, or at all. Accordingly, if you decide to purchase shares of Class A common stock in this offering, you should be willing to do so whether or not we complete the Notes Offering or use the proceeds thereof as currently contemplated. See “Prospectus Supplement Summary—Notes Offering.”

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as Section 163(j) disallowed business interest expense carryforwards, to offset its post-change income may be limited. We may experience ownership changes in the future because of prior and subsequent shifts in our stock ownership, including by the issuance of Class A common stock in connection with this offering. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards and other tax attributes to offset taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.

Cautionary statement regarding forward looking information

In addition to historical information, this prospectus supplement, including the information incorporated by reference into this prospectus supplement, contains statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a “safe harbor” for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this prospectus supplement are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “could,” “may,” “predict,” “assume,” “potential,” “should,” “will,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. All forward looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements which should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus supplement and the accompanying prospectus. Further, any forward looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We have based these forward looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, operating results, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to:

•

uncertainty relating to the coronavirus (COVID-19) pandemic and the measures taken by governmental authorities and other third parties to combat it, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and our business, operations and personnel;

•	our ability to consummate this offering or consummate the Notes Offering in the size and manner described herein, or at all;

•

changes in the business practices of the GSEs, including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages;

•	our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements and other requirements imposed by the GSEs, which they may change at any time;

•	retention of our existing certificates of authority in each state and the District of Columbia (“D.C.”) and our ability to remain a mortgage insurer in good standing in each state and D.C.;

•	our future profitability, liquidity and capital resources;

•

actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration (“FHA”), the U.S. Department of Agriculture’s Rural Housing Service (“USDA”) and the U.S. Department of Veterans Affairs (“VA”) (collectively, “government MIs”), and potential market entry by new competitors or consolidation of existing competitors;

•	developments in the world’s financial and capital markets and our access to such markets, including reinsurance;

•

adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators including any action by the Consumer Financial Protection Bureau to address the planned expiration of the “QM Patch” under the Dodd-Frank Act Ability to Repay/Qualified Mortgage rule;

•	legislative or regulatory changes to the GSEs’ role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance in particular;

•	potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries;

•

changes in general economic, market and political conditions and policies, interest rates, inflation, and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance;

•

our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators;

•

our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry;

•	our ability to attract and retain a diverse customer base, including the largest mortgage originators;

•	failure of risk management or pricing or investment strategies;

•	emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience;

•

potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages;

•	the inability of our counterparties, including third party reinsurers, to meet their obligations to us;

•	failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and

•	ability to recruit, train and retain key personnel.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the discussion under “Risk Factors” in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

Use of proceeds

We estimate that the net proceeds for this offering will be approximately $190,952,396, or approximately $219,701,759 if the underwriters exercise their option to purchase additional shares in full, in each case after deducting estimated expenses and underwriting discounts and commissions payable by us. The Company intends to use the net proceeds of this offering of Class A common stock for general corporate purposes, including potential capital contributions to support the growth of new business production and operations of its subsidiaries.

Capitalization

The following table sets forth our capitalization as of:

•	March 31, 2020 on an actual basis;

•

March 31, 2020 on an as-adjusted basis, to give effect to the sale of 13,800,000 shares of Class A common stock offered by us at the public offering price of $14.50 per share in this offering, after deducting estimated expenses and underwriting discounts and commissions payable by us; and

•

March 31, 2020 on an as-adjusted basis, to give effect to (i) the sale of 13,800,000 shares of Class A common stock offered by us at the public offering price of $14.50 per share in this offering, after deducting estimated expenses and underwriting discounts and commissions payable by us; and (ii) the proceeds of approximately $300,000,000 from the Notes Offering and the repayment of all amounts outstanding under our Existing Secured Term Loan Facility with the net proceeds from the Notes Offering.

	As of March 31, 2020
(Dollars in thousands except share data)	Actual	As-adjusted for this offering	As adjusted for this offering and the notes offering(1)
Cash and cash equivalents	$109,821	$300,773	$446,908
Short-Term Debt	$1,500	$1,500	$—
Long-Term Debt	$145,875	$145,875	$300,000

Shareholders’ Equity
Class A common stock, $0.01 par value; 250,000,000 shares authorized, 68,874,476 shares issued and outstanding, actual, and 82,674,476 shares issued and outstanding, as adjusted	$689	$827	$827
Additional paid-in capital	$706,021	$896,836	$896,836
Accumulated other comprehensive income, net of tax	$4,464	$4,464	$4,464
Retained earnings	$263,716	$263,716	$261,862

Total shareholders’ equity	$974,890	$1,165,842	$1,163,989

Total debt and shareholders’ equity	$1,122,256	$1,313,217	$1,463,989

(1)	Prior to the filing of this prospectus supplement, we announced our intention to conduct a private offering of Notes, to provide us with an additional source of liquidity. Any Notes issued in the Notes Offering will rank senior to our Class A common stock. The amount and terms and conditions of any Notes will, however, be subject to market and other conditions, and there can be no assurance that we will be able to issue any Notes in the amount or on terms and conditions acceptable to us, or that the Notes Offering will be completed on the anticipated time frame, or at all. The closing of this offering of Class A common stock is not conditioned upon the closing of the Notes Offering and the closing of the Notes Offering is not conditioned upon the closing of this offering of Class A common stock. The Notes Offering is being made by means of a separate offering memorandum, and nothing contained in this prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy any securities being offered in the Notes Offering. See “Prospectus Supplement Summary—Notes Offering.”

Price range of common stock and dividends declared

Our Class A common stock is listed on Nasdaq under the symbol “NMIH.” Set forth below are the high and low sales prices for our Class A common stock as reported by Nasdaq for the two most recently completed fiscal years and the period from January 1, 2020 through June 2, 2020 of the current fiscal year. Also set forth below are dividends declared per share in each of these periods:

	High	Low	Dividend declared

2018
First Quarter	$21.92	$15.35	$—
Second Quarter	$18.25	$13.35	$—
Third Quarter	$24.50	$16.15	$—
Fourth Quarter	$23.08	$15.62	$—

2019
First Quarter	$26.56	$17.38	$—
Second Quarter	$31.34	$25.75	$—
Third Quarter	$29.47	$24.35	$—
Fourth Quarter	$35.79	$25.90	$—

2020
First Quarter	$35.66	$8.06	$—
Second Quarter (through June 2, 2020)	$17.74	$9.49	$—

On June 2, 2020, the closing price for our Class A common stock as reported on Nasdaq was $16.01 per share. As of June 1, 2020, we had approximately 12 holders of record of our Class A common stock. This total does not reflect the number of persons or entities who hold stock in “street” name through various banks, brokerage firms and other nominees. As of June 1, 2020, there were 68,934,567 shares of our Class A common stock issued and outstanding.

We do not anticipate paying any dividends on our Class A common stock in the near future. Any future declaration and payment of dividends by our Board will depend on many factors, including general economic and business conditions, our strategic plans, our financial results and condition, legal requirements and other factors that our Board deems relevant.

Certain united states federal income tax considerations for non-U.S. holders

The following is a general discussion of certain United States federal income tax considerations with respect to the ownership and disposition of shares of our Class A common stock applicable to non-U.S. holders (as defined below) who acquire such Class A common stock in this offering and hold such Class A common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of shares of our Class A common stock (other than an entity or arrangement that is treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen of the United States or who is a resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

This summary is for general information purposes only and does not purport to address all aspects of the United States federal income tax consequences that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances. This discussion does not address the effect of any special rules applicable to certain types of holders, including, for example:

•	dealers in securities or currencies;

•	banks or other financial institutions;

•	thrifts;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	tax-exempt entities;

•	grantor trusts;

•	former citizens and residents of the United States;

•	persons holding shares of our Class A common stock as part of a hedging, integrated or conversion transaction, a constructive sale, a straddle or other risk reduction transaction;

•	traders in securities that elect the mark-to-market method of tax accounting for their securities;

•	persons subject to the alternative minimum tax;

•	corporations treated as “personal holding companies,” “controlled foreign corporations,” or “passive foreign investment companies”;

•	individual retirement accounts, qualified pension plans and other tax-deferred accounts; or

•	partnerships or other entities or arrangements treated as partnerships for United States federal income tax purposes and other pass-through entities (or investors therein).

This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax nor, except as described below, any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the final and proposed Treasury regulations promulgated thereunder and intergovernmental agreements entered in connection therewith) (collectively, “FATCA”). This discussion also does not address any non-income tax considerations nor any state, local, non-U.S. or other tax consequences.

The discussion below is based upon current provisions of the Code, and Treasury regulations promulgated thereunder, rulings, pronouncements, administrative interpretations of the Internal Revenue Service (the “IRS”) and judicial decisions as of the date hereof, and such authorities may be replaced, revoked or modified, possibly with retroactive effect, so as to result in United States federal tax consequences different from those discussed below.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds shares of our Class A common stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that are treated as a partnership or a partner of a partnership for United States federal income tax purposes holding shares of our Class A common stock should consult their tax advisors as to the particular United States federal income tax consequences applicable to them of the ownership and disposition of those shares.

This summary does not contain a detailed description of all the United States federal tax consequences to non-U.S. holders in light of their particular circumstances and is not intended to constitute a complete description of all tax consequences for non-U.S. holders relating to the ownership and disposition of shares of our Class A common stock. Non-U.S. holders who are considering the purchase, ownership or disposition of shares of our Class A common stock should consult their tax advisors concerning the tax consequences to them in light of their particular situation as well as any consequences arising under the laws of any other taxing jurisdiction or any laws other than those pertaining to United States federal income tax.

Taxation of dividends

In general, subject to the discussion below regarding “effectively connected” dividends, any distribution we make to a non-U.S. holder with respect to its shares of our Class A common stock that constitutes a dividend for United States federal income tax purposes generally will be subject to withholding of United States federal income tax at a rate of 30%, unless the non-U.S. holder is eligible for an exemption from, or a reduced rate of, such withholding tax under an applicable income tax treaty and the non-U.S. holder provides proper certification (generally on an IRS Form W-8BEN or W-8BEN-E) of his, her or its eligibility for such exemption or reduced rate. A distribution will constitute a dividend for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Any distribution in excess of our current or accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the adjusted basis in the non-U.S. holder’s shares of our Class A common stock and, to the extent the distribution exceeds the adjusted basis in the non-U.S. holder’s shares of our Class A common stock, as gain from the sale or exchange of such stock, as described below under “—Taxation of Dispositions.”

Unless an applicable income tax treaty provides otherwise, dividends we pay to a non-U.S. holder that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States will not be subject to the withholding tax described above, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied. Instead, such dividends will be subject to United States federal income tax on a net-income basis in the same manner as if the non-U.S. holder were a “United States person” as defined under the Code. In addition, a non-U.S. holder that is treated as a corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” on it effectively connected earnings and profits, which would include any effectively connected dividends on its shares of our Class A common stock, subject to certain adjustments, at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Taxation of dispositions

In general, a non-U.S. holder will not be subject to United States federal income or, subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” withholding tax on any gain recognized on the sale or other disposition of shares of our Class A common stock unless:

•

the gain is effectively connected with the conduct of a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of such non-U.S. holder);

•	such gain is recognized by an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) for United States federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period in its shares of our Class A common stock.

An individual non-U.S. holder described in the first bullet point immediately above generally will be subject to United States federal income tax on the net gain derived from the sale or other disposition at the regular United States federal income tax rates applicable to U.S. citizens, nonresident aliens or domestic corporations, as applicable. In addition, a non-U.S. holder that is a treated as a corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” on its effectively connected earnings and profits (which would include any effectively connected gain described in the first bullet point immediately above), subject to certain adjustments, at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on the gain recognized on the sale or other disposition, which gain may be offset by United States source capital losses realized in such year.

We believe that we are not, and we do not anticipate becoming, a USRPHC for United States federal income tax purposes. However, no assurance can be given that we are not or will not become a USRPHC. If we were or were to become a USRPHC, however, any gain recognized on a sale or other disposition of shares of our common stock by a non-U.S. holder that did not own (directly, indirectly or constructively) more than 5% of our common stock during the applicable period would not be subject to United States federal income tax, provided that our common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code).

Information reporting and backup withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to a non-U.S. holder and any tax withheld with respect to such non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder generally will be subject to backup withholding (currently at a 24% rate) for dividends paid to such holder unless it certifies under penalties of perjury that it is a non-U.S. person (and the payor does not have actual knowledge or reason to know that it is a United States person as defined under the Code) and otherwise complies with all applicable requirements of the backup withholding rules, or it otherwise establishes an exemption.

Information reporting and backup withholding will apply to the proceeds of a sale or other disposition of shares of our Class A common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Information reporting will also apply if a non-U.S. holder sells its shares of our Class A common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. holder is a non-U.S. person and certain other conditions are met or such non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or as a credit against a non-U.S. holder’s United States federal income tax liability, if any, or refunded, provided the required information is timely furnished to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

FATCA

Under certain circumstances, FATCA impose a withholding tax of 30% on payments of dividends on the shares of Class A common stock made to certain foreign entities unless various information reporting and due diligence requirements are satisfied. Prospective investors that are, or intend to hold shares of our Class A common stock through, foreign entities should consult their tax advisors regarding the possibility of withholding under FATCA.

Underwriting

We are offering the shares of Class A common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as joint book-running managers of the offering and as representatives of each of the underwriters named below. We have entered into an underwriting agreement with the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has, severally and not jointly, agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Class A common stock listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC	5,520,000
Goldman Sachs & Co. LLC	5,520,000
Citigroup Global Markets Inc.	414,000
Credit Suisse Securities (USA) LLC	414,000
Deutsche Bank Securities Inc.	414,000
RBC Capital Markets, LLC	414,000
SunTrust Robinson Humphrey, Inc.	414,000
B. Riley FBR, Inc.	230,000
BTIG, LLC	230,000
Compass Point Research & Trading LLC	230,000

Total	13,800,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of our Class A common stock sold under the underwriting agreement if any of these shares are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or in certain circumstances the offering may be terminated.

The underwriters are offering the shares of Class A common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The offering of the shares of Class A common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the shares of Class A common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.3915 per share. After the initial offering of the shares to the public, if not all of the shares have been sold, the offering price, concession and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 2,070,000 additional shares of Class A common stock from us at the public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, the underwriters will purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the table above. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The following table shows the per share and total underwriting discounts and commissions to be paid by us to the underwriters in connection with this offering assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Class A common stock.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$0.6525	$0.6525
Total	$9,004,500	$10,355,175

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $643,354. The underwriters have agreed to reimburse us for up to $575,287.50 of documented expenses incurred in connection with this offering.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that for a period of 60 days after the date of this prospectus supplement, we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or confidentially submit to, or file with, the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act relating to, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for any shares of our Class A common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our Class A common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by the delivery of shares of our Class A common stock or such other securities, in cash or otherwise, in each case without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, other than (A) the shares of our Class A common stock to be sold hereunder, (B) issuances of options to purchase our Class A common stock or other equity-based awards pursuant to the Company’s existing benefit and equity incentive plans described in the registration statement of which this prospectus supplement is a part, and the accompanying prospectus, (C) any shares of our Class A common stock issued upon the exercise of an option or warrant or the vesting or settlement of any restricted stock units or other equity awards outstanding as of the date hereof or issued after the date hereof in accordance with clause (B) above or (D) the registration under the Securities Act of the Company’s warrants outstanding as of the date hereof or the Class A common stock or other securities of the Company described in clause (B) or (C) above.

Our directors and executive officers have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of them, for a period of 60 days after the date of this prospectus supplement, may not, and will not cause any controlled affiliate (which shall not be deemed to include us or any of our subsidiaries) , without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock (including, without limitation, Class A common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and Class A common stock which may be issued upon exercise of a stock option or warrant) (collectively with the Class A common stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing, in each case, subject to certain exceptions, including (A) the exercise of options or warrants (including, for the avoidance of doubt, dispositions in connection with the net exercise or settlement of options or warrants), provided that the underlying shares of our Class A common stock shall continue to be subject to the restrictions on transfer set forth in this paragraph, (B) as a bona fide gift or gifts or as a result of testate or intestate succession, (C) to any trust for the direct or indirect benefit of such director or executive officer or the immediate family (as defined below) of such director or executive officer, (D) to us as required or permitted by our equity plans in order to reimburse or pay federal income tax and withholding obligations in connection with vesting or settlement of restricted stock grants, restricted stock units or options, (E) as collateral for any loan, (F) with respect to sales of the Lock-Up Securities acquired after the closing date of this offering in the open market, and (G) pursuant to a bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by our Board of Directors and made to all holders of our Class A common stock and that would result in a Change in Control (as defined below), provided, that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, such director’s or executive officer’s shares of Lock-Up Securities will remain subject to the restrictions set forth herein; provided that in the case of any transfer or distribution pursuant to clause (B), (C) or (E) each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter substantially on the terms described in this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (C) or (E), no filing by any party (donor, donee, transferor or transferee) under Section 16(b) of the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during such 60-day period. For purposes of this paragraph, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin, and “Change in Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to this offering), of our voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or the surviving entity).

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The shares are listed on the Nasdaq under the symbol “NMIH.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of our Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of our Class A common stock, which involves the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be

“naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our Class A common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock, and, as a result, the price of our Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on Nasdaq, in the over the counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our Class A common stock on Nasdaq prior to the pricing and completion of this offering. Passive market making consists of displaying bids on Nasdaq no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in our Class A common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain underwriters in this offering are also acting as bookrunners in the contemplated Notes Offering, and are expected to receive customary fees in connection therewith. Neither of the offerings is conditioned upon the consummation of the other offering. See “Prospectus Supplement Summary—Notes Offering.” In addition,

JPMorgan Chase Bank. N.A., an affiliate of J.P. Morgan Securities LLC, a representative, serves as administrative agent under the Existing Credit Agreement, and certain of the underwriters and/or their affiliates may serve as lenders under the Existing Credit Agreement, and thus, in each case, have received, and may receive in the future, customary fees and expenses in connection therewith.

Selling restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European economic area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no Class A common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Class A common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Class A common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Class A common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any Class A common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each underwriter and the Company that it is a qualified investor within the meaning of the Prospectus Regulation. In the case of any Class A common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Class A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

The Company, the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Class A common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any Class A common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129. References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospsectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section

707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(a)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Where you can find more information

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. The SEC maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. Our SEC filings are also available (free of charge) from our website at www.nationalmi.com. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 14, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed on April 1, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 7, 2020

•	our Current Reports on Form 8-K filed on March 20, 2020, May 6, 2020, May 15, 2020 and June 1, 2020;

•

the description of our Class  A common stock set forth in our registration statement on Form 8-A, filed on November 4, 2013, including any and all amendments and reports filed for the purpose of updating that description; and

•	any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of the registration statement of which this prospectus supplement forms a part except as so modified, and any statement so superseded shall not be deemed to constitute a part of the registration statement of which this prospectus supplement forms a part.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, by writing or telephoning us at the following address:

NMI Holdings, Inc.

2100 Powell Street

Emeryville, CA 94608

Attention: Investor Relations

(855) 530-6642

Legal matters

The validity of the Class A common stock we are offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz. In addition, certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel LLP.

Experts

The consolidated financial statements and schedules as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Prospectus

NMI Holdings, Inc.

Common stock

Preferred stock

Depositary shares

Warrants

Rights

Stock purchase contracts

Units

NMI Holdings, Inc., from time to time, may offer, issue and sell, together or separately, (i) shares of common stock; (ii) shares of preferred stock; (iii) depositary shares; (iv) warrants to purchase common stock, preferred stock or other securities; (v) rights to purchase common stock, preferred stock or other securities; (vi) stock purchase contracts; and (vii) units consisting of two or more classes of the securities registered hereunder. In addition, certain selling securityholders may offer and sell shares of our common stock or warrants, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. We will not receive any proceeds from the sale of shares of our common stock or warrants by the selling securityholders.

This prospectus contains a general description of the securities we or the selling securityholders may offer. Each time we or any of the selling securityholders offer securities pursuant to this prospectus we or such selling securityholders will provide a prospectus supplement containing specific information about the terms of the offering and, if applicable, the selling securityholders, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

Our common stock is listed on The Nasdaq Global Market (the “Nasdaq”) under the symbol “NMIH.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold by us or the selling securityholders directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 21 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts between or among us, any selling stockholders and them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Consider carefully the Risk Factors beginning on page 5, in any accompanying prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2018.

i

About this prospectus

Unless the context otherwise requires, we use the terms “NMIH,” the “Company,” “we,” “us,” and “our” to refer to either NMI Holdings, Inc. or to NMI Holdings, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings and the selling securityholders to be named in a prospectus supplement may sell shares of our common stock or warrants from time to time in one or more offerings. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or any of the selling securityholders offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of the offering and, if applicable, the selling securityholders, which prospectus supplement also may add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 21 of this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you decide whether to invest in any of the securities.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. Neither we nor any selling securityholder have authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders are not making an offer to sell securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We and the selling securityholders are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

NMI Holdings, Inc.

NMI Holdings, Inc. provides private mortgage insurance (“mortgage insurance” or “MI”) through our wholly owned insurance subsidiaries, National Mortgage Insurance Corporation (“NMIC”) and National Mortgage Reinsurance Inc One (“Re One”). NMIC and Re One are domiciled in Wisconsin and principally regulated by the Wisconsin Office of the Commissioner of Insurance. NMIC is our primary insurance subsidiary, and is approved as an MI provider by Fannie Mae and Freddie Mac (the “GSEs”) and is licensed to write coverage in all 50 states and the District of Columbia (“D.C.”). Re One provides reinsurance to NMIC on insured loans with coverage levels in excess of 25%, after giving effect to third-party reinsurance. Our subsidiary, NMI Services, Inc., provides outsourced loan review services to mortgage loan originators. NMI Holdings, Inc. acts principally as a holding company for our insurance subsidiaries and does not have any significant operations of its own.

MI protects lenders and investors from default-related losses on a portion of the unpaid principal balance of a covered mortgage. MI plays a critical role in the U.S. housing market by mitigating mortgage credit risk and facilitating the secondary market sale of high loan-to-value (“LTV”) (i.e., above 80%) residential loans to the GSEs, who are otherwise restricted by their charters from purchasing or guaranteeing high-LTV mortgages that are not covered by certain credit protections. Such credit protection and secondary market sales allow lenders to increase their capacity for mortgage commitments and expand financing access to existing and prospective homeowners.

NMIH, a Delaware corporation, was incorporated in May 2011, and we began start-up operations in 2012 and wrote our first MI policy in 2013. Since formation, we have sought to establish customer relationships with a broad group of mortgage lenders and build a diversified, high-quality insured portfolio. As of December 31, 2017, we had master policies with 1,267 customers, including national and regional mortgage banks, money center banks, credit unions, community banks, builder-owned mortgage lenders, internet-sourced lenders and other non-bank lenders. As of December 31, 2017, we had $51.7 billion of total insurance-in-force (“IIF”), including primary IIF of $48.5 billion, and $11.9 billion of gross risk-in-force (“RIF”), including primary RIF of $11.8 billion. For the year ended December 31, 2017, we generated new insurance written of $21.6 billion. As of December 31, 2017, we had 299 full-time employees.

Our principal executive offices are located at 2100 Powell Street, Emeryville, California 94608, and our telephone number is (855) 530-6642. Our website is located at www.nationalmi.com. The information contained on our website is not part of this prospectus or any accompanying prospectus supplement.

Cautionary statement regarding forward looking information

This prospectus, including the information incorporated by reference into this prospectus, contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “could,” “may,” “predict,” “potential,” “should,” “will,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. All forward looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements which should be read in conjunction with the other cautionary statements that may be included elsewhere in this prospectus. Further, any forward looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We have based these forward looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, operating results, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to:

•	changes in the business practices of the GSEs, including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement;

•	our ability to remain an eligible mortgage insurer under current or future versions of the PMIERs and other requirements imposed by the GSEs, which they may change at any time;

•	retention of our existing certificates of authority in each state and D.C. and our ability to remain a mortgage insurer in good standing in each state and D.C.;

•	our future profitability, liquidity and capital resources;

•

actions of existing competitors, including other private mortgage insurers and governmental mortgage insurers like the Federal Housing Administration and the Veterans Administration, and potential market entry by new competitors or consolidation of existing competitors;

•	developments in the world’s financial, capital and reinsurance markets and our access to such markets;

•

adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators;

•

changes to the GSEs’ role in the secondary mortgage market driven by legislative or regulatory action or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular;

•	potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries;

•

changes in general economic, market and political conditions and policies, interest rates, inflation or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance;

•

our ability to successfully execute and implement our capital plans, including our ability to access the reinsurance market and to enter into, and receive approval for, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators;

•

our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry;

•	our ability to attract and retain a diverse customer base, including the largest mortgage originators;

•	failure of our pricing risk management or investment strategies;

•	emergence of unexpected claims and coverage issues, including claims exceeding our reserves or amounts we had expected to experience;

•

potential adverse impacts arising from recent natural disasters, including, with respect to the affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages;

•	the inability of our counterparties, including third party reinsurers, to meet their obligations to us;

•

our ability to utilize our net operating loss carryforwards, which could be limited or eliminated in various ways, including if we experience an ownership change as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”);

•	failure to maintain, improve and continue to develop necessary information technology systems or the failure of our technology providers to perform as expected; and

•	our ability to recruit, train and retain key personnel.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks described in Part I, Item 1A, “Risk Factors,” Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017, and in subsequent reports and registration statements filed from time to time with the SEC.

Risk factors

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline, and you could lose all or part of your investment.

Use of proceeds

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for any combination of the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, capital support for our subsidiaries and general business purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments. We will not receive any proceeds from the sale of shares of our common stock or warrants by the selling securityholders.

Selling securityholders

If the registration statement of which this prospectus is a part is used by any selling securityholder for the resale of any shares of our common stock or warrants registered thereunder, information about such selling securityholder will be set forth in a prospectus supplement, or in one or more documents incorporated by reference into this prospectus or the applicable prospectus supplement.

Ratio of earnings to combined fixed charges and preferred stock dividends

The following table sets forth our historical ratio of earnings to combined fixed charges and preferred stock dividends from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest. Combined fixed charges and preferred stock dividends consist of fixed charges, as defined above, and the amount of pre-tax earnings required to pay dividends on any outstanding preferred stock.

	Fiscal years ended December 31,
	2017	2016	2015(2)		2014(3)	2013(3)
Ratio of earnings to combined fixed charges and preferred stock dividends (unaudited)(1)	4.90x	1.77x	(12.51	)x	N/A	N/A

(1)	We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

(2)	Total earnings were insufficient to cover fixed charges by $27.8 million in 2015.

(3)	We had no fixed charges in 2014 and 2013 and total losses of $51.3 million and $55.2 million in 2014 and 2013, respectively.

General description of the offered securities

We may from time to time offer under this prospectus, separately or together:

•	common stock;
•	preferred stock, which may be represented by depositary shares as described below;
•	warrants to purchase from us shares of our common stock, preferred stock or other securities;
•	rights to purchase from us shares of our common stock, preferred stock or other securities;
•	stock purchase contracts; and
•	units, each representing a combination of two or more of the foregoing securities.

Description of our capital stock

The following is a general description of our capital stock. The terms of our amended and restated certificate of incorporation and by-laws are more detailed than the general information provided below. You should read our amended and restated certificate of incorporation and by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and outstanding capital stock

Our certificate of incorporation authorizes us to issue 250,000,000 shares of Class A common stock, $0.01 par value per share (which we refer to herein as our “Class A common stock” or our “common stock”), 250,000 shares of Class B non-voting common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 per share.

In 2012, we sold all 250,000 authorized shares of our Class B non-voting common stock to Messrs. Shuster and another of our founders for nominal consideration. Since that time, each share of Class B non-voting common stock issued and outstanding was automatically converted into, and became entitled to the rights set forth herein, or that otherwise may exist at law, associated with, one fully paid and non-assessable share of Class A common stock without any action by the holder or by us. Pursuant to our amended and restated certificate of incorporation, the shares of Class B non-voting common stock that have been converted have been retired and may not be reissued.

As of February 21, 2018, 60,627,736 shares of our common stock were outstanding, no shares of Class B non-voting common stock were outstanding, and no shares of preferred stock were outstanding.

Description of common stock

Voting power.    Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of our common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative voting rights. Except as otherwise provided by law, our amended and restated certificate of incorporation or our amended and restated by-laws or in respect of the election of directors, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of an election of directors, where a quorum is present a plurality of the votes cast shall be sufficient to elect each director.

Dividends.    Holders of common shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on our common stock unless all shares of common stock at the time outstanding are treated equally and identically.

Liquidation.    If we liquidate, dissolve or wind up, (i) the rights of the holders of any outstanding shares of preferred stock will first be satisfied; and (ii) thereafter, the holders of our common stock will be entitled to receive all of our remaining assets of whatever kind available for distributions to such holders.

Preemptive or Other Rights.    Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Description of preferred stock

General.    The preferred stock authorized under our amended and restated certificate of incorporation may be issued from time to time in one or more series. Our board of directors has the full authority permitted by law to establish, without further stockholder approval, one or more series and the number of shares constituting each such series and to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of preferred stock, and to establish from time to time the number of shares constituting any such series or any of them, and subject to the limitation on the total number of shares of preferred stock which we have authority to issue under our amended and restated certificate of incorporation, to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease will resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Subject to applicable law and our amended and restated certificate of incorporation and by-laws, we may amend from time to time our amended and restated certificate of incorporation and by-laws to increase the number of authorized shares of preferred stock or common stock or to make other changes or additions.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

•	the title and liquidation preference per share and the number of shares offered;

•	the price at which shares of the series will be sold;

•

the form of dividend and dividend rate, if any, or method of calculation of dividends, the dates on which dividends will be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, in the event of a liquidation, each series of preferred stock will rank on a parity as to dividends and distributions with all other outstanding preferred stock, if any. The following is a discussion of terms we expect to be generally applicable to the preferred stock that we may issue from time to time. The particular terms relating to a series of preferred stock that we offer pursuant to this prospectus, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such series of preferred stock.

Voting rights.    If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote, as set forth in the prospectus supplement with respect to such series or as expressly required by applicable law.

The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our amended and restated certificate of incorporation that adversely changes any rights or preferences of such series of preferred stock.

Dividend rights.    Holders of the preferred stock of a particular series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series. The rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on the record dates and dividend dates fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any subsequent period.

If the prospectus supplement relating to a series of preferred stock so provides, when dividends are not paid in full upon any series of preferred stock and any other preferred stock ranking on a parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other preferred stock bear to each other. Unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods, on all outstanding shares of any series of preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to such preferred stock (including other series of preferred stock ranking junior to such series of preferred stock) as to dividends. If the prospectus supplement relating to a series of preferred stock so provides, no common stock or any other stock (including other series of preferred stock) ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any monies paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, while such preferred stock remains outstanding, except by conversion into or exchange for our stock ranking junior to such series of preferred stock as to dividends and upon liquidation.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

Liquidation and distribution.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation (including other series of preferred stock ranking junior to such series of preferred stock upon liquidation), liquidating distributions in the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption.    A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon the terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.

Conversion or exchange rights.    The prospectus supplement relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement, and may include: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and/or preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the prospectus supplement. Unless the prospectus supplement relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Certain anti-takeover provisions

Special meetings of stockholders.    Our amended and restated by-laws generally provide that special meetings of our stockholders may be called only by the Chairman of the board, the president or by resolution of our board of directors. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting. At any special meeting of our stockholders, only such business will be conducted as has been specified in the notice of meeting given by or at the direction of our board of directors or otherwise properly brought before the special meeting by or at the direction of our board of directors.

No cumulative voting.    The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulative voting in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors.

Advance notice requirements for stockholder proposals and director nominations.    Our amended and restated by-laws provide that stockholders seeking to bring business before a meeting of stockholders, or to nominate candidates for election as directors at a meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices, in the case of an annual meeting, no fewer than 90 days nor more than 120 days prior to the anniversary date of our annual meeting in the preceding year, subject to changes if the annual meeting date is advanced more than 30 days before or delayed more than 60 days after the anniversary date of the preceding year’s annual meeting, or, in the case of a special meeting, no fewer than 90 days nor more than 120 days prior to the special meeting, subject to changes if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting. Our amended and restated by-laws also specify certain requirements as to the form and content of a stockholder’s notice, including the stockholder’s ownership of the Company, synthetic equity transactions engaged in by the stockholder related to the Company, any proxies or voting agreements pursuant to which such stockholder has a right to vote shares of the Company, any stock borrowing agreements entered into by the stockholder related to the Company, any performance related fees the stockholder is entitled to based upon changes in the value of the stock of the Company and any other information that would be required to be made in connection with a solicitation of proxies by such stockholder pursuant to Section 14(a) of the Exchange Act. Our amended and restated by-laws also provide that such stockholder must provide information concerning each item of business proposed by the stockholder and individuals nominated for election as a director, as applicable. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

No stockholder action by written consent.    Our amended and restated certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.

By-law amendments.    Our amended and restated by-laws may be adopted, amended, altered or repealed by stockholders only upon approval of at least two-thirds of the voting power of all the then outstanding shares of our common stock. Additionally, our amended and restated by-laws may be amended, altered or repealed by our board of directors by a majority vote.

Authorized but unissued shares.    Our authorized but unissued shares of common stock (other than shares of Class B non-voting common stock that have been converted to shares of Class A common stock) are available for future issuances without stockholder approval, subject to applicable stock exchange rules, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the DGCL.    We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a “business combination” (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless: (a) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers of such corporation and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to such time, the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder.

Restrictions on ownership under insurance laws.    The application of various state insurance laws could be a significant deterrent to any person or persons acting in concert interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity (or persons acting in concert) may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases or controls 10% or more of our outstanding common stock or the outstanding common stock of such insurance company, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Transfer agent and registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

Description of depositary shares

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see “Description of Our Capital Stock—Description of Preferred Stock.”

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and other distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of shares of preferred stock by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Redemption of depositary shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock.

Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the preferred stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and termination of the deposit agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•

there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Description of warrants to purchase shares of common stock, preferred stock or other securities

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock, depositary shares or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such securities issued with each such underlying warrant;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, which may include the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

Description of rights to purchase shares of common stock, preferred stock or other securities

The following is a general description of the rights we may issue to our stockholders or, under certain circumstances, third parties, from time to time. The particular terms of the rights, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the rights.

General

We may issue rights to purchase our common stock, preferred stock, depositary shares or other securities. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the rights;

•	the aggregate number of rights issued;

•	the date of determining the stockholders entitled to the rights distribution;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such securities issued with each such underlying right;

•	the price or prices at which the rights may be exercised to purchase the securities underlying them;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;

•	the procedure and conditions related to the exercise of the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of common stock, preferred stock, depositary shares or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

In the case of rights to purchase shares of our capital stock, certain provisions may allow or require the exercise price payable and/or the number of shares of stock purchasable upon exercise of the rights to be adjusted upon the occurrence of events described in the applicable prospectus supplement, which may include the issuance of a stock dividend or a combination, subdivision or reclassification of stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase our capital stock for an aggregate consideration per share less than the current market price per share of such stock; and any other events described in the prospectus supplement.

Exercise of rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of stock purchase contracts

The following is a general description of some of the provisions of the stock purchase contracts we may offer from time to time, as well as the related purchase contract agreement and the pledge agreement. The particular terms of any series of stock purchase contracts, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contracts and the related offering in respect of which this prospectus is being delivered. Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of our common stock or our preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common stock or our preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us, or on our behalf, of shares of common stock or preferred stock or depositary shares, or they may provide for cash value settlement by reference or linkage to the value, performance or trading price of our common stock, preferred stock or depositary shares, all as set forth in the applicable prospectus supplement. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, securing the holders’ obligations to purchase or sell, as the case may be, the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of common stock or preferred stock or depositary shares pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock, preferred stock or depositary shares under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities. Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

Description of units

We may issue units consisting of common stock, preferred stock, warrants, rights, stock purchase contracts or any combination of those securities. The applicable prospectus supplement will describe their terms of any units and the related offering in respect of which this prospectus is being delivered, including the following:

•

the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately or exchanged for or converted into any other securities;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain material United States federal income tax considerations; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

Plan of distribution

We or any selling securityholder may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we or any of the selling securityholders sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us or the selling securityholder, as applicable, and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

Any of the prices may represent a discount from the then-prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling securityholders, as applicable, in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and/or the selling securityholders, as applicable, and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us and/or the selling securityholders, as applicable, by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and/or any selling securityholder, as applicable, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions, third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling securityholders, as applicable, or borrowed from us or the selling securityholders, as applicable, or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us or the selling securityholders, as applicable, in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We and any selling securityholder, as applicable, do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and any selling securityholder, as applicable, do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we and/or any selling securityholder, as applicable, may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us and/or the selling securityholders, as applicable, against or contribution by us and/or the selling securityholders, as applicable, towards certain civil liabilities, including liabilities under the applicable securities laws.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us or perform services for us and/or the selling securityholders, as applicable, in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and/or the selling securityholders, as applicable, will authorize underwriters or other persons acting as agents to solicit offers by particular institutions to purchase securities from us and/or the selling securityholders, as applicable, at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject and (b) if the securities are being sold to underwriters, we and/or the selling securityholders, as applicable, shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Legal matters

The validity of the securities described in this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz or such other counsel to be named in the prospectus supplement relating to such securities. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

Experts

The financial statements and schedules as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at www.sec.gov. Our SEC filings are also available (free of charge) from our website at www.nationalmi.com. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 16, 2018;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our definitive proxy statement on Schedule 14A, filed on March 30, 2017;

•

the description of our Class  A common stock set forth in our registration statement on Form 8-A, filed on November 4, 2013, including any and all amendments and reports filed for the purpose of updating that description; and

•	any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part except as so modified, and any statement so superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

NMI Holdings, Inc.

2100 Powell Street

Emeryville, CA 94608

Attention: Investor Relations

(855) 530-6642

13,800,000 shares

Class A common stock

Prospectus supplement

Bookrunners

J.P. Morgan	Goldman Sachs & Co. LLC

Citigroup	Credit Suisse	Deutsche Bank Securities
RBC Capital Markets		SunTrust Robinson Humphrey

Co-Managers

B. Riley FBR	BTIG	Compass Point

June 3, 2020